Exhibit 99.1
SIFCO Industries, Inc. (“SIFCO”) Announces
Third Quarter and First Nine Months of Fiscal 2026 Financial Results
Cleveland — SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its third quarter and first nine months of fiscal 2026, which ended June 30, 2026.
Third Quarter Results
•Net sales in the third quarter of fiscal 2026 increased 18.3% to $26.1 million, compared with $22.1 million for the same period in fiscal 2025.
•Net loss from continuing operations for the third quarter of fiscal 2026 was nominal, or $(0.01) per diluted share, compared with $3.3 million, or $0.54 per diluted share, in the third quarter of fiscal 2025. Results from discontinued operations for the third quarter of fiscal 2026 was $0.0 million, or $0.00 per diluted share, compared with net income from discontinued operations of $0.1 million, or $0.02 per diluted share, in the third quarter of fiscal 2025. Included within the third quarter results is a $3.2 million impact to LIFO expense resulting from higher inventory costs and increased purchases.
•EBITDA was $1.3 million in the third quarter of fiscal 2026, compared with $5.3 million in the third quarter of fiscal 2025. Prior year third quarter 2025 EBITDA included a net benefit of $2.7 million related to the Employee Retention Credit (“ERC”).
•Adjusted EBITDA in the third quarter of fiscal 2026 was $4.8 million, compared with Adjusted EBITDA of $4.4 million in the third quarter of fiscal 2025. Prior year third quarter 2025 Adjusted EBITDA included a net benefit of $2.2 million related to the ERC.
First Nine Months Results
•Net sales in the first nine months of fiscal 2026 increased 23.5% to $76.6 million, compared with $62.0 million for the same period in fiscal 2025.
•Net income from continuing operations for the first nine months of fiscal 2026 was $4.4 million, or $0.71 per diluted share, compared with net loss of $0.4 million, or $(0.07) per diluted share, in the first nine months of fiscal 2025. There was no results from discontinued operations for the first nine months of fiscal 2026, compared with net income from discontinued operations of $0.1 million, or $0.02 per diluted share, in the first nine months of fiscal 2025.
•EBITDA was $8.6 million in the first nine months of fiscal 2026, compared with $4.9 million in the first nine months of fiscal 2025.
•Adjusted EBITDA in the first nine months of fiscal 2026 was $13.5 million, compared with Adjusted EBITDA of $4.0 million in the first nine months of fiscal 2025.

Other Highlights
“Our employees are proud of their contribution to the Company’s third quarter results. Their commitment to delivering high-quality products remains a key strength of our business. While availability of skilled production labor continues to present challenges, we have recently seen greater success in recruiting and retaining personnel. Our production teams remain focused on process improvements designed to increase throughput and productivity without compromising quality. We remain committed to our strategic focus on operational excellence. Customer demand remains strong, and our backlog provides continued visibility to future activity. We are focused on converting demand into profitable growth while continuing to improve operational performance,” said CEO, George Scherff.

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available set forth in the financial statements that accompany this release.

Forward-Looking Language
Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings. For a discussion of such risk factors and uncertainties, see Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 and other reports filed by the Company with the Securities & Exchange Commission.
The Company’s Form 10-K for the year ended September 30, 2025 and other reports filed with the Securities & Exchange Commission can be accessed through the Company’s website: www.sifco.com, or on the Securities and Exchange Commission’s website: www.sec.gov.
SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Net sales	$26,145	$22,095	$76,562	$62,005
Cost of goods sold	22,723	16,200	62,290	53,612
Gross profit	3,422	5,895	14,272	8,393
Selling, general and administrative expenses	3,100	2,635	8,731	7,826
Loss on disposal of operating assets	36	—	31	—
Operating profit	286	3,260	5,510	567
Interest expense, net	289	391	945	1,289
Foreign currency exchange loss (gain), net	—	5	(1)	4
Other expense (income), net	15	(479)	44	(404)
Income (loss) from continuing operations before income tax expense	(18)	3,343	4,522	(322)
Income tax expense	22	41	121	120
Income (loss) from continuing operations	(40)	3,302	4,401	(442)
Income from discontinued operations, net of tax	—	106	—	142
Net income (loss)	$(40)	$3,408	$4,401	$(300)

Basic earnings (loss) per share:
Basic earnings (loss) per share from continuing operations	$(0.01)	$0.54	$0.72	$(0.07)
Basic earnings per share from discontinued operations	—	0.02	—	0.02
Basic earnings (loss) per share	$(0.01)	$0.56	$0.72	$(0.05)
Diluted earnings (loss) per share:
Diluted earnings (loss) per share from continuing operations	$(0.01)	$0.54	$0.71	$(0.07)
Diluted earnings per share from discontinued operations	—	0.02	—	0.02
Diluted earnings (loss) per share	$(0.01)	$0.56	$0.71	$(0.05)

Weighted-average number of common shares (basic)	6,131	6,068	6,113	6,050
Weighted-average number of common shares (diluted)	6,131	6,138	6,186	6,050

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	June 30, 2026	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$77	$491
Restricted cash	1,081	1,553
Receivables, net of allowance for credit losses of $138 and $151, respectively	19,145	16,103
Contract assets	11,844	10,560
Inventories, net	10,066	4,192
Prepaid expenses and other current assets	2,665	2,192
Total current assets	44,878	35,091
Property, plant and equipment, net	19,353	21,794
Operating lease right-of-use assets, net	11,801	12,543
Goodwill	3,493	3,493
Other assets	510	473
Total assets	$80,035	$73,394
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized debt issuance costs	$2,182	$2,592
Revolver	4,845	7,969
Short-term operating lease liabilities	1,018	959
Accounts payable	9,424	5,796
Contract liabilities	3,630	1,784
Accrued liabilities	4,276	3,140
Total current liabilities	25,375	22,240
Long-term finance lease, net of short-term	15	51
Long-term operating lease liabilities, net of short-term	11,458	12,230
Deferred income taxes, net	143	163
Pension liability	916	1,206
Other long-term liabilities	596	619
Commitments and Contingencies
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares; zero shares issued and outstanding at June 30, 2026 and September 30, 2025	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 6,254 at June 30, 2026 and 6,180 at September 30, 2025	6,254	6,180
Additional paid-in capital	12,015	11,892
Retained earnings	21,553	17,152
Accumulated other comprehensive income	1,710	1,661
Total shareholders’ equity	41,532	36,885
Total liabilities and shareholders’ equity	$80,035	$73,394
Non-GAAP Financial Measures
Presented below is certain financial information based on the Company’s EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company’s results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income (loss) or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.
The following table sets forth a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,		Nine Months Ended June 30,
Dollars in thousands	2026	2025	2026	2025
Net income (loss)	$(40)	$3,408	$4,401	$(300)
Less: Income from discontinued operations, net of tax	—	106	—	142
Income (loss) from continuing operations	(40)	3,302	4,401	(442)
Adjustments:
Depreciation and amortization expense	1,014	1,541	3,140	3,912
Interest expense, net	289	391	945	1,289
Income tax expense	22	41	121	120
EBITDA	1,285	5,275	8,607	4,879
Adjustments:
Foreign currency exchange (gain) loss, net (1)	—	5	(1)	4
Other expense (income), net (2)	15	(479)	44	(404)
Loss on disposal of assets (3)	36	—	31	—
Non-recurring severance expense adjustments (4)	—	—	—	(19)
Equity compensation (4)	114	47	257	135
Transaction-related expense adjustments (5)	—	—	—	(16)
LIFO impact (6)	3,227	(470)	4,409	(606)
Non-recurring consulting/advisory expenses (7)	108	—	108	—
Adjusted EBITDA	$4,785	$4,378	$13,455	$3,973
(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs and other income from ERC in the prior period.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company's books.
(4)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures and executive severance.
(5)Represents credits related to transaction-related legal fees incurred primarily in connection with the unsuccessful attempt in which the Company was the acquisition target.

(6)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.
(7)Represents non-recurring consulting and advisory expenses.

Reference to the above activities can be found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Eric B. Shultz, 216-881-8600
www.sifco.com